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                                                                    Exhibit 11.1

                          WIRELESS TELECOM GROUP, INC.
                        COMPUTATION OF PER SHARE EARNINGS
                                   (Unaudited)

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
                                                      For the Three Months                  For the Six Months
                                                         Ended June 30,                        Ended June 30,
                                                ------------------------------        ------------------------------
                                                    2003               2002               2003               2002
                                                -----------        -----------        -----------        -----------
Net Income                                      $   367,326        $   535,866        $   485,470        $   904,518
                                                ===========        ===========        ===========        ===========
BASIC EARNINGS:
Weighted average number of common shares
     outstanding                                 16,886,865         17,184,875         16,869,008         17,176,201
                                                ===========        ===========        ===========        ===========
Basic earnings per common share                       $0.02              $0.03              $0.03              $0.05

DILUTED EARNINGS:
Weighted average number of common shares
     outstanding                                 16,886,865         17,184,875         16,869,008         17,176,201
Stock options                                       137,858            220,476            101,256            463,764
                                                -----------        -----------        -----------        -----------
Weighted average number of common shares
     outstanding, as adjusted                    17,024,723         17,405,351         16,970,264         17,639,965
                                                ===========        ===========        ===========        ===========
Diluted earnings per common share                     $0.02              $0.03              $0.03              $0.05
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